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                      FOR IMMEDIATE RELEASE APRIL 18, 2001

         NORTHWEST AIRLINES REPORTS FIRST QUARTER LOSS OF $123 MILLION
                          EXCLUDING NON-RECURRING ITEMS

         MINNEAPOLIS/ST PAUL - (April 18) - Northwest Airlines Corporation (NASDAQ: NWAC) today reported a first quarter net loss of $123 million or a $1.47 loss per common share, excluding non-recurring items. This compares to a 2000 net loss of $42 million or a .51 cent loss per common share, excluding non-recurring items. Results were slightly better than the Company's previous March guidance and First Call's consensus estimates of a $1.64 loss per share.

         These results exclude two non-recurring items:

     -   a $27 million pre-tax gain from the sale of Northwest's remaining
         2.6 million shares of Continental Airlines common stock for $132 million,
     - a $94 million charge for expected retro-active pay and benefits associated with a recently reached tentative contract agreement with the Aircraft Mechanics Fraternal Association (AMFA), the union representing Northwest's 9,795 mechanics, custodians and cleaners.

Inclusive of those charges, Northwest reported a first quarter net loss of $171 million or a $2.05 loss per common share. See "Supplemental Table" for additional details.

         "Several factors presented a challenging environment for Northwest during the first quarter: the weakening economy, increased fuel prices, severe winter weather and a higher level of cancellations and delays due to labor contract issues," said Richard Anderson, chief executive officer.

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Northwest Reports 1st Quarter Loss
Page 2

         "As we enter the next quarter, we believe we are well positioned to navigate the continued uncertain economy on several fronts. Our new management team is well in place, implementing our proven strategies for growth. We have a sound financial plan to enhance revenue and reduce costs. And we are gratified to have reached a tentative agreement with our mechanics union."

FINANCIAL
---------

         First quarter operating revenue grew by $102 million or 4.1 percent year-over-year, reflecting slower growth than previous quarters. First quarter passenger revenue per seat mile (RASM) increased 0.9% year-over-year benefiting from a strong January, but weaker February and March performance, due to a weakening U.S. economy, which resulted in a significant decline in corporate business travel. Quarterly operating cost per seat mile (CASM), excluding provisions for AMFA retro-active pay and benefits, increased by 7.3 percent year-over-year, primarily due to higher fuel prices and labor costs. Excluding the effect of higher fuel prices, unit costs increased by 5.4%.

         "In response to this economic downturn Northwest initiated a program of revenue enhancements and cost reductions totaling $200 million," said Mickey Foret, Northwest Airlines chief financial officer.

         Highlights of Northwest's revenue enhancement/cost reduction initiatives include:

- The optimization of its flight schedule that will slow 2001 capacity growth from 2.6% to 1.5%, due partially to the accelerated retirement of three DC 10-40 aircraft in the fall.

-    Deferring discretionary spending on advertising and management training.

-    Reducing overall management payroll expense by 5 percent.

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Northwest Reports 1st Quarter Loss
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         Northwest is committed to maintaining the integrity of its core product while prudently reducing discretionary spending for the duration of this economic downturn. The Company will continue to enhance its World Business Class product, streamline and modernize its fleet, improve airport facilities, and introduce innovative technology to provide more convenient and efficient service for its customers.

LABOR
-----

         On April 9, Northwest Airlines and AMFA reached tentative agreement on a four-year contract. "With ratification of the AMFA contract, Northwest will be one of the few major U.S. network carriers to have signed agreements with all of its labor unions," said Northwest Airlines President Doug Steenland. "This means our customers can book their summer travel with confidence and that the complete time, attention and resources of Northwest Airlines will be singularly directed to operational and service excellence."

OPERATIONS
----------

         Despite labor issues with AMFA and challenging winter weather, Northwest improved its performance on key indicators tracked by the Department of Transportation. In January and February 2001, Northwest ranked number one and number three, respectively, in on-time performance relative to the major network carriers. Northwest's on-time performance rankings for March and for the quarter are expected to be near the top of the network carriers. In year-over-year comparisons, Northwest also significantly reduced complaints regarding mishandled luggage claims and registered the lowest number of consumer complaints of the major network carriers in February.

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Northwest Reports 1st Quarter Loss
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MARKETING
---------

         Northwest continues to be an innovator in reducing distribution costs. On February 28, the Company announced the elimination of commissions on ticket sales made via the Internet. In addition, Northwest continues to develop and expand sales and service initiatives through nwa.com. Compared to first quarter last year, online bookings and ticket sales at nwa.com have increased 74 percent.

         Northwest continued the introduction of "Line Busting" technology. The Company now has approximately 240 self-service check-in devices in almost 40 airports assisting customers with quick, convenient flight check-in. Additionally, Internet check-in throughout the domestic system and airport customer service agents equipped with hand held computers are providing Northwest customers with increased flexibility and convenience.

NORTHWEST AIRLINES
------------------

         With annual revenues in excess of $11 billion and approximately 55,000 employees worldwide, Northwest Airlines is the world's fourth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam and more than 2,600 daily departures. With its travel partners, Northwest serves more than 785 cities in 120 countries on six continents. Based on statistics compiled by the U.S. Department of Transportation, Northwest was the most on-time U.S. airline among the seven largest network carriers for the period 1990-2000.

         STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT PURELY HISTORICAL FACTS, INCLUDING STATEMENTS REGARDING OUR BELIEFS, EXPECTATIONS, INTENTIONS OR STRATEGIES FOR THE FUTURE, MAY BE "FORWARD-LOOKING STATEMENTS" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY THE FORWARD-LOOKING STATEMENTS. INFORMATION WITH RESPECT TO THE FACTORS AND EVENTS THAT COULD CAUSE THESE DIFFERENCES IS CONTAINED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.

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                                   ###

NOTE TO EDITORS: A table of Selected Financial and Statistical Data is attached to this release. For more information, contact Northwest Airlines Media Relations at (612) 726-2331.

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                      NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED, IN MILLIONS EXCEPT PER SHARE AMOUNTS)


                                                                                THREE MONTHS ENDED           PERCENT
                                                                                    MARCH 31                 CHANGE
                                                                                --------------------         -------
                                                                                 2001          2000
                                                                                --------    --------
OPERATING REVENUES
     Passenger (a)                                                              $ 2,208     $  2,132            3.6
     Cargo                                                                          185          177            4.5
     Other                                                                          218          200            9.0
                                                                                --------    --------
         Total operating revenues                                                 2,611        2,509            4.1

OPERATING EXPENSES
     Salaries, wages and benefits (b)                                             1,052          852           23.5
     Aircraft fuel and taxes                                                        480          419           14.6
     Aircraft maintenance materials and                                             195          172           13.4
     repairs
     Commissions                                                                    144          160          (10.0)
     Depreciation and amortization                                                  128          121            5.8
     Aircraft rentals                                                               109          100            9.0
     Other rentals                                                                   66           65            1.5
     Landing fees                                                                    64           59            8.5
     Other                                                                          609          564            8.0
         Total operating expenses                                                 2,847        2,512           13.3

OPERATING INCOME (LOSS)                                                            (236)          (3)           n/m
     OPERATING MARGIN                                                              (9.0%)       (0.1%)         (8.9) PTS.

OTHER INCOME (EXPENSE)

     Interest expense, net                                                          (74)         (87)          14.9
     Interest of preferred security holder                                           (6)          (7)          14.3
     Investment income                                                               16           12           33.3
     Foreign currency gain                                                            2            3
     Other (c) (d)                                                                   25           86
         Total other income (expense)                                               (37)           7

INCOME (LOSS) BEFORE INCOME TAXES                                                  (273)           4            n/m

Income tax expense (benefit)                                                       (102)           1

NET INCOME (LOSS)                                                               $  (171)    $      3            n/m

Earnings (loss) per common share:

     BASIC                                                                      $  (2.05)   $    .03
     DILUTED                                                                    $  (2.05)   $    .03

     Average shares used in computation:

         BASIC                                                                        83          82
         DILUTED                                                                      83          92

NOTES:

(A) Includes Express Airlines I, Inc. passenger revenues of $41 million and $25 million for the three months ended March 31, 2001 and 2000, respectively.

(B) During the quarter ended March 31, 2001, the Company recorded retroactive pay and benefits relating to a tentative agreement with the mechanics union of $94 million ($59 million after tax or $.71 per share).

(C) During the quarter ended March 31, 2001, the Company recognized $27 million ($11 million after tax or $.13 per share) of gains related to sales of the remaining 2.6 million shares of Continental Airlines, Inc. Class B Common Stock.

(D) During the quarter ended March 31, 2000, the Company recognized a $58 million ($37 million after tax or $.45 per share) gain from the sale of a portion of its investment in priceline.com.

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                                    NORTHWEST AIRLINES CORPORATION

OPERATING STATISTICS (1)

                                                                              THREE MONTHS ENDED      PERCENT
                                                                                   MARCH 31           CHANGE
                                                                               2001          2000
Scheduled Service:
      Available seat miles (ASM)                                               24,987       24,530      1.9
      (millions)
      Revenue passenger miles (millions)                                       18,266       17,777      2.8
      Passenger load factor (percent)                                            73.1         72.5      0.6 pts.
      Revenue passengers (thousands)                                           13,364       13,406     (0.3)
      Revenue yield per passenger mile (cents)                                  11.86        11.85      0.1
      Passenger revenue per scheduled ASM (cents)                                8.67         8.59      0.9

Operating revenue per total ASM (cents) (2)                                      9.46         9.32      1.5
Operating expense per total ASM (cents) (2)                                     10.32         9.27     11.3
Operating expense excluding provision for AMFA
      retroactive pay and benefits per total ASM (cents) (2)                     9.95         9.27      7.3

Cargo ton miles (CTM) (millions)                                                  540          566     (4.5)
Cargo revenue per ton mile (cents)                                              34.11        31.22      9.3

Fuel gallons consumed (millions)                                                  512          493      3.8
Average fuel cost per gallon (cents)                                            87.55        79.15     10.6
Number of operating aircraft at end of period                                     429          416      3.1
Full-time equivalent employees at end of period                                53,341       52,175      2.2

(1)   All statistics exclude Express Airlines I, Inc.
(2) Excludes the estimated revenues and expenses associated with the operation of Northwest's fleet of 747 freighter aircraft and MLT Inc.

SELECTED BALANCE SHEET DATA

                                                                         MARCH 31, 2001                     DECEMBER 31, 2000
                                                                         --------------                     -----------------
Cash and cash equivalents                                              $        2,270                    $            693
Total assets                                                                   12,003                              10,877
Short-term borrowings                                                           1,111                                   6
Long-term debt, including current                                               3,323                               3,242
maturities
Long-term obligations under capital leases, including
      current obligations                                                         546                                 556
Common stockholders' equity                                                       104                                 231

SUPPLEMENTAL TABLE - EARNINGS PER SHARE

During the three months ended March 31, 2001 and 2000, the Company's earnings
(loss) per share were impacted by the following factors:

                                                                                                 THREE MONTHS ENDED
                                                                                                    MARCH 31

                                                                                                  2001            2000
EARNINGS (LOSS) PER SHARE - EXCLUDING NON-RECURRING ITEMS                                        $(1.47)         $  (.51)
      Retroactive pay and benefits                                                                 (.71)               --
      Gain on sale of investment in Continental                                                      .13               --
      Gain on sale of investments                                                                     --              .45
      Equity share of investees' net non-recurring gains                                              --              .09
Earnings (loss) per common share                                                                 $(2.05)           $  .03